Exhibit 10.20

Equipment Maintenance Service Contract

Party A (Supplier): Fuzhou Yukai Trading Co., Ltd.	Contract No.: HRFZQX20190313
Party B (Demander): China Resources (Fuzhou) Medical Devices Co., Ltd. Signed on March 13, 2019	Signed in Fuzhou

According to the Contract Law of the People's Republic of China and other laws and regulations, both parties have entered into this contract by consensus.

Clause 1 Description, Quantity & Unit Price:

Package No.	Item No.	Item Name	Product Name	Quantity	Unit of Measurement	Type of Place of Origin	Unit Price	Amount	Brand	Model & Specifications	Nature
1	1-1	Medical Equipment Repair & Maintenance Services	Medical Equipment Repair & Maintenance Services	3	Year	Domestic	4,198,040	12,594,120	/	/	None
Total: (in words) CNY TWELVE MILLION FIVE HUNDRED AND NINETY-FOUR THOUSAND ONE HUNDRED AND TWENTY ONLY (in figures: RMB￥12,594,120.00)

Service Term: from March 13, 2019 to March 12, 2022

Clause 2 Payment Method: [T/T] pay in 3 years.

Payment Batch	Payment Amount (Yuan)	Payment Time
1	(in words) CNY THREE MILLION SEVEN HUNDRED AND SEVENTY-EIGHT THOUSAND TWO HUNDRED AND THIRTY-SIX ONLY (in figures: RMB￥3,778,236.00)	Pay within 5 working days after the contract is signed and Party A's service is commenced
2	(in words) CNY TWO MILLION TWO HUNDRED AND THIRTY-THREE THOUSAND ONLY (in figures: RMB￥2,233,000.00)	Pay within 5 working days after the contract is signed and Party A's service is commenced
3	(in words) CNY ONE MILLION THREE HUNDRED AND THIRTY-NINE THOUSAND EIGHT HUNDRED ONLY (in figures: RMB￥1,339,800.00)	Pay within the 3rd quarter after the contract is signed and Party A's service is commenced
4	(in words) CNY SIX HUNDRED AND TWENTY-FIVE THOUSAND TWO HUNDRED AND FORTY ONLY (in figures: RMB￥625,240.00)	Pay within the 4th quarter after the contract is signed and Party A's service is commenced
5	(in words) CNY ONE MILLION ONE HUNDRED AND SIXTEEN THOUSAND FIVE HUNDRED ONLY (in figures: RMB￥1,116,500.00)	Pay within the 6th quarter after the contract is signed and Party A's service is commenced
6	(in words) CNY SIX HUNDRED AND SIXTY-NINE THOUSAND NINE HUNDRED ONLY (in figures: RMB￥669,900.00)	Pay within the 8th quarter after the contract is signed and Party A's service is commenced
7	(in words) CNY FOUR HUNDRED AND FOURTY-SIX THOUSAND SIX HUNDRED ONLY (in figures: RMB￥446,600.00)	Pay within the 9th quarter after the contract is signed and Party A's service is commenced
8	(in words) CNY ONE MILLION ONE HUNDRED AND SIXTEEN THOUSAND FIVE HUNDRED ONLY (in figures: RMB￥1,116,500.00)	Pay within the 10th quarter after the contract is signed and Party A's service is commenced
9	(in words) CNY SIX HUNDRED AND SIXTY-NINE THOUSAND NINE HUNDRED ONLY (in figures: RMB￥669,900.00)	Pay within the 11th quarter after the contract is signed and Party A's service is commenced
10	(in words) CNY FIVE HUNDRED AND NINETY-EIGHT THOUSAND FOUR HUNDRED AND FOURTY-FOUR ONLY (in figures: RMB￥598,444.00)	Pay within the 12th quarter after the contract is signed and Party A's service is commenced

Clause 3 Responsibilities and Obligations:

3.1 Party A shall take charge of all technical services (including but not limited to all service matters arising from maintenance) proposed in the Bidding Document and strictly perform the requirements proposed in the Bidding Document and the downstream (The Second Hospital of Longyan ) contract.

3.2 Either party shall truthfully report all matters relating to the conclusion of the contract to the other party. Where either party deliberately conceals important facts relating to the conclusion of the contract or provides false information so as to do harm to the other party's interests, the other party shall have the right to refuse cooperation with such party and require such party to compensate for all resulting losses.

3.3 Either party shall undertake the obligation of confidentiality for the other party's relevant trade secrets, various information provided, conclusion and performance of the purchase and sales contract, etc., known during business development.

3.4 Neither Party A must receive any payment from any consumer on behalf of its downstream (The Second Hospital of Longyan ), nor must it pay any party any fee in the capacity of the other party without authorization.

3.5 Both parties sign a negotiated contract, under which Party A shall fully bear all costs of repair and maintenance services, accessories, etc., of hospital equipment in accordance with the requirements of the Bidding Document, while Party B shall not bear any hospital costs.

Clause 4 Other Arrangements:

Where Party A fails to meet the agreed goal of hospital management service quality, Party B shall be entitled to require Party A to make corrections within a time limit. In case Party B fails to make corrections within the time limit so that the project is terminated, Party A shall compensate for all resulting losses.

Clause 5 Dispute resolution: in case of any dispute arising from the execution of this contract, both party shall settle it through friendly negotiation. If negotiation fails, either party may file a lawsuit with the people's court of the place where Party B is located.

Clause 6 This contract is made in duplicate, one for each party, both of which shall take effect after being signed and sealed by both parties.

Clause 7 Other Covenants: [None].

Party A: Fuzhou Yukai Trading Co., Ltd. Authorized Representative: Bank of Deposit: Account No.:	Party B: China Resources (Fuzhou) Medical Devices Co., Ltd. Authorized Representative: Bank of Deposit: Account No.:

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